Exhibit 32.1

CERTIFICATION

OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U. S. C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Firefly Neuroscience, Inc. (“Company”) for the period ended September 30, 2026 (the “Report”), I, Greg Lipschitz, Chief Executive Officer (Principal Executive Officer) of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

IN WITNESS WHEREOF, the undersigned has executed this statement on November 10, 2026.

Date: November 10, 2026	/s/ Greg Lipschitz
Greg Lipschitz
Chief Executive Officer (Principal Executive Officer)